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                                                                       EXHIBIT 9

                Amendment No. 1 to Agreement and Plan of Merger


                  AMENDMENT NO. 1, dated as of February 28, 1997 (this "Amendment"), to the Agreement and Plan of Merger, dated as of February 9, 1997 (the "Merger Agreement"), by and between TheraTx, Incorporated, a Delaware corporation (the "Company"), Vencor, Inc., a Delaware corporation ("Purchaser") and Peach Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub").


                             W I T N E S S E T H:


                  WHEREAS, the Company, Purchaser and Merger Sub desire to amend the Merger Agreement as set forth herein; and

                  WHEREAS, Section 10.3 of the Merger Agreement provides that, at any time prior to the Effective Time, the Company, Purchaser and Merger Sub may amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the Company, Purchaser and Merger Sub, respectively;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                       Amendment to the Merger Agreement

                  2.1 Stock Plans and Options. Section 7.8 of the Merger Agreement is hereby amended by deleting the current text thereof in its entirety and inserting in lieu thereof the following:

         7.8. Stock Plans and Options. (a) Except as provided in Section 7.8(b), at the Effective Time, each outstanding option to purchase Shares under the Stock Plans, other than any option granted under the Company's Employee Stock Purchase Plan (collectively, the "Options"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Option, the number of shares of Common Stock, par value $0.25 per share of Purchaser (the "Purchaser Common Stock") equal to (a) the number of Shares subject to the Option, multiplied by (b) (i) the Merger Consideration, divided by (ii) the average of the high and low price

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         of Purchaser  Common Stock on  the trading day  immediately   preceding
         the  date  of  the  Effective   Time  as  reported in the New York City
         edition of  The Wall  Street   Journal   (rounded down  to the  nearest
         whole number) (a  "Replacement  Option"),   at an exercise   price  per
         share  (rounded  up  to  the  nearest  whole  cent)  equal  to  (y) the
         aggregate   exercise   price  for  the  Shares  which were  purchasable
         pursuant to such Option   divided by (z) the  number of full shares  of
         Purchaser  Common  Stock   subject  to  such   Replacement  Option   in
         accordance with the foregoing. At or prior to the Effective  Time,  the
         Company  shall  take all action   necessary  with respect to the  Stock
         Plans  to  permit  the  replacement  of  the  outstanding  Options   by
         Purchaser   pursuant  to   this   Section   7.8(a)   and  as  soon   as
         practicable  after  the   Effective  Time  Purchaser   shall  use   its
         reasonable best efforts to register   under the Securities Act on  Form
         S-8 or other appropriate   form (and use its  reasonable  best  efforts
         to maintain the effectiveness  thereof)  shares  of  Purchaser   Common
         Stock   issuable  pursuant  to  all  Replacement   Options. The Company
         shall  take  all  action  necessary,  including  obtaining any required
         consents  from  optionees,  to  provide  that   following the Effective
         Time no participant in  any Stock Plan or  other  plans,   programs  or
         arrangements   shall  have  any  right  thereunder  to  acquire  equity
         securities  of  the   Company,   the   Surviving  Corporation  or   any
         subsidiary thereof and  to permit Purchaser  to assume the  Stock Plans
         (other than the Company's Employee  Stock Purchase Plan, with   respect
         to which the  Company  shall  take all action   necessary to  terminate
         such plan  immediately   prior to the   Effective  Time).   The Company
         shall  further  take all action   necessary  to amend the Stock  Plans,
         to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, Purchaser shall assume the
         Stock Plans  (other  than  the   Company's   Employee  Stock   Purchase
         Plan); provided,  that  such  assumption  shall  be  only  in   respect
         of  the  Replacement   Options  and  that  Purchaser   shall  have   no
         obligation   with respect  to any  awards under  the Stock  Plans other
         than the   Replacement Options or  to make any   additional  grants  or
         awards under such assumed Stock Plans.

          (b) At the Effective Time, each then outstanding Option held by (i) John A. Bardis, Bret W. Jorgensen, Donald R. Myll, Louis E. Hallman, III, Laura E. Cayce, Jonathan H. Glenn, Craig R. Reamsnyder and B. Wayne Clark, (ii) any individual in respect of whom the total number of Shares subject to all Options held by such

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         individual does not exceed 1,500 as of the  Effective  Time,  or  (iii)
         any other individuals  who the Company and  Purchaser  mutually   agree
         shall have their   Options  treated in   accordance  with the  terms of
         this Section 7.8(b),  whether   vested or unvested,  shall be  canceled
         and the holder thereof   shall be  entitled   to  receive an amount  of
         cash equal to  the product of  (x) the amount,   if any,   by which the
         Merger  Consideration  exceeds the exercise   price per Share   subject
         to such  Option   (whether vested  or unvested)  and (y)  the number of
         Shares  issuable  pursuant  to the unexercised portion of  such Option,
         less  any  required   withholding  of   taxes   (such   amount    being
         hereinafter  referred to as  the "Option Consideration").  The   Option
         Consideration  shall   be paid as  soon as practicable   following  the
         Effective Time, but in any event within five (5) days following the Effective Time. Prior to the Effective Time, the Company shall take
         such  actions  as  may  be  necessary  to   effectuate   the foregoing,
         including  without   limitation  obtaining   all  applicable  consents.
         The   cancellation   of  an  Option   in   exchange   for  the   Option
         Consideration  shall  be  deemed  a  release   of any and  all   rights
         the holder had or may have had in respect of such Option, and any required consents received from Option holders shall so provide.

                                  ARTICLE II
                                 Miscellaneous

                  2.2 Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  2.3 Entire  Agreement;  Restatement.  Other than as amended by
Section 1.1 above, the Merger Agreement shall remain in full force and effect unaffected hereby. The Merger Agreement, as amended by this Amendment, is hereinafter referred to as the "Merger Agreement", and the parties hereto hereby agree that the Merger Agreement may be restated to reflect the amendments provided for in this Amendment.

                  2.4 Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                  2.5 Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an

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         original instrument and all such counterparts shall together constitute one and the same instrument.


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                    IN WITNESS  WHEREOF,  the parties  hereto  have  executed or caused this Amendment to be executed as of the date first written above.

                                           THERATX, INCORPORATED

                                           By:      /s/ Jonathan H. Glenn
                                           Name:  Jonathan H. Glenn
                                           Title: Vice President, General
                                                  Counsel and Secretary


                                           VENCOR, INC.


                                           By:    /s/ James L. Gillenwater, Jr.
                                           Name:  James L. Gillenwater, Jr.
                                           Title: Senior Vice President


                                           PEACH ACQUISITION CORP.


                                           By:    /s/ James L. Gillenwater, Jr.
                                           Name:  James L. Gillenwater, Jr.
                                           Title: Senior Vice President